                                                             EXHIBIT 11
                                                             ----------
                                       STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE


                                                          Basic           Diluted
                                                     EPS number        EPS number            Net     Basic     Diluted
                                                      of shares         of shares         Income       EPS         EPS
                                                     -----------------------------------------------------------------
3 months ended June 30, 1997                          2,113,972         2,248,769        539,816      0.26        0.24
3 months ended June 30, 1998                          2,365,112         2,511,307        703,650      0.30        0.28

3 MONTHS ENDED JUNE 30, 1997                              Basic                          Diluted
                                                      ---------                        ---------
Average Shares Outstanding                            2,113,972                        2,113,972
Options - Plan 1                                                          142,000
Average Option Price                                                         5.28
Total Exercise Cost                                                       749,760
Shares Repurchased                                                         46,860
Net Shares from Option - Plan 1                                                           95,140
Options - Plan 2                                                           74,560
Average Option Price                                                         7.49
Total Exercise Cost                                                       558,454
Shares Repurchased                                                         34,903
Net Shares from Option - Plan 2                                                           39,657
Options - Plan 3                                                          189,297
Average Option Price                                                        16.00
Total Exercise Cost                                                     3,028,752
Shares Repurchased                                                        189,297
Net Shares from Option - Plan 3                                                                0
                                                      ---------                        ---------
Gross Shares                                          2,113,972                        2,248,769
Price                                                                       16.00

3 MONTHS ENDED JUNE 30, 1998                              Basic                          Diluted
                                                      ---------                        ---------
Average Shares Outstanding                            2,365,112                        2,365,112
Options - Plan 1                                                           23,000
Average Option Price                                                         5.85
Total Exercise Cost                                                       134,550
Shares Repurchased                                                          4,870
Net Shares from Option - Plan 1                                                           18,130
Options - Plan 2                                                           73,400
Average Option Price                                                         7.64
Total Exercise Cost                                                       560,776
Shares Repurchased                                                         20,296
Net Shares from Option - Plan 2                                                           53,104
Options - Plan 3                                                          180,100
Average Option Price                                                        16.13
Total Exercise Cost                                                     2,905,013
Shares Repurchased                                                        105,140
Net Shares from Option - Plan 3                                                           74,960
                                                      ---------                        ---------
Gross Shares                                          2,365,112                        2,511,307
Price                                                                       27.63


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
                                                       EXHIBIT 11 (CONTINUED)
                                                       ----------------------
                                       STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE


                                                          Basic           Diluted
                                                     EPS number        EPS number            Net     Basic     Diluted
                                                      of shares         of shares         Income       EPS         EPS
                                                     -----------------------------------------------------------------
6 months ended June 30, 1997                          2,001,693         2,136,504      1,003,448      0.50        0.47
6 months ended June 30, 1998                          2,334,939         2,492,880      1,325,895      0.57        0.53


6 MONTHS ENDED JUNE 30, 1997                              Basic                          Diluted
                                                      ---------                        ---------
Average Shares Outstanding                            2,001,693                        2,001,693
Options - Plan 1                                                          142,000
Average Option Price                                                         5.28
Total Exercise Cost                                                       749,760
Shares Repurchased                                                         46,860
Net Shares from Option - Plan 1                                                           95,140
Options - Plan 2                                                           72,790
Average Option Price                                                         7.28
Total Exercise Cost                                                       529,911
Shares Repurchased                                                         33,119
Net Shares from Option - Plan 2                                                           39,671
Options - Plan 3                                                           95,171
Average Option Price                                                        16.00
Total Exercise Cost                                                     1,522,736
Shares Repurchased                                                         95,171
Net Shares from Option - Plan 3                                                                0
                                                      ---------                        ---------
Gross Shares                                          2,001,693                        2,136,504
Price                                                                       16.00

6 MONTHS ENDED JUNE 30, 1998                              Basic                          Diluted
                                                      ---------                        ---------
Average Shares Outstanding                            2,334,939                        2,334,939
Options - Plan 1                                                           52,895
Average Option Price                                                         6.74
Total Exercise Cost                                                       356,512
Shares Repurchased                                                         13,940
Net Shares from Option - Plan 1                                                           38,955
Options - Plan 2                                                           73,643
Average Option Price                                                         7.64
Total Exercise Cost                                                       562,633
Shares Repurchased                                                         22,000
Net Shares from Option - Plan 2                                                           51,643
Options - Plan 3                                                          182,365
Average Option Price                                                        16.13
Total Exercise Cost                                                     2,941,547
Shares Repurchased                                                        115,021
Net Shares from Option - Plan 3                                                           67,344
                                                      ---------                        ---------
Gross Shares                                          2,334,939                        2,492,880
Price                                                                       25.57

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